As filed with the Securities and Exchange Commission on June 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chemtura Corporation*

(Exact name of registrant as specified in its charter)

Delaware	52-2183153
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1818 Market Street, Suite 3700, Philadelphia, PA 19163

199 Benson Road, Middlebury, CT 06749

(203) 573-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Billie S. Flaherty

Senior Vice President, General Counsel and Secretary

Chemtura Corporation

199 Benson Road

Middlebury, CT 06749

(203) 573-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)
Guarantee of Debt Securities(3)	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate amount of debt securities is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the Registration Fee.
(3)	Guarantees of the debt securities may be issued by subsidiaries of Chemtura Corporation that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantee.

* The entities listed on the next page in the table of additional registrants are also included in this Form S-3 registration statement as registrants.

Table of Additional Registrants

Exact Name of Additional Registrants*	Jurisdiction of Organization	I.R.S. Employer Identification No.
Bio-Lab, Inc.	Delaware	22-2268754
Crompton Colors Incorporated	Delaware	06-1413342
GLCC Laurel, LLC	Delaware	16-1695687
Great Lakes Chemical Corporation	Delaware	95-1765035
HomeCare Labs, Inc.	Delaware	57-1095038
Recreational Water Products, Inc.	Delaware	22-2268754

*	The address for each of the additional Registrants is c/o Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749, telephone: (203) 573-2000. The primary standard industrial classification number for each of the additional registrants is 2820. The name, address, including zip code, of the agent for service for each of the additional registrants is Billie S. Flaherty, Senior Vice President, General Counsel and Secretary, Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749, telephone: (203) 573-2000.

PROSPECTUS

Chemtura Corporation

Debt Securities

We may from time to time offer and sell debt securities to be guaranteed by certain of our subsidiaries. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

The securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

See “Risk Factors” on page 2 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 10, 2013.

We have not authorized anyone to provide you with information other than the information contained in this prospectus or to which we have referred you. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

Except as otherwise specifically noted, “we,” “our,” “us,” “Chemtura” and the “Company” refer to Chemtura Corporation and its direct and indirect subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1934 as amended (the “Exchange Act”). We use words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements.

Such risks and uncertainties include, but are not limited to:

•	The cyclical nature of the global chemicals industry;

•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;

•	Disruptions in the availability of raw materials or energy;

•	Our ability to implement our growth strategies in rapidly growing markets and faster growing regions;

•	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;

•	Our ability to obtain the requisite regulatory and other approvals to implement the plan to build a new multi-purpose manufacturing facility in Nantong, China;

•	Declines in general economic conditions;

•

The ability to comply with product registration requirements of regulatory authorities, including the U.S. Food and Drug Administration and European Union Registration, Evaluation, Authorisation and Restriction of Chemicals (“REACh”) legislation;

•	The effect of adverse weather conditions;

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•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;

•	Current and future litigation, governmental investigations, prosecutions and administrative claims;

•	Environmental, health and safety regulation matters;

•	Federal regulations aimed at increasing security at certain chemical production plants;

•	Significant international operations and interests;

•	Our ability to maintain adequate internal controls over financial reporting;

•	Exchange rate and other currency risks;

•	Our dependence upon a trained, dedicated sales force;

•	Operating risks at our production facilities;

•	Our ability to protect our patents or other intellectual property rights;

•	Whether our patents may provide full protection against competing manufacturers;

•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;

•	The risks to our joint venture investments resulting from lack of sole decision making authority;

•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;

•	Risks associated with strategic acquisitions and divestitures;

•	Risks associated with possible climate change legislation, regulation and international accords;

•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses;

•	Whether we repurchase any additional shares of our common stock that our Board of Directors have authorized us to purchase and the terms on which any such repurchases are made; and

•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the SEC.

These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date of this prospectus. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC the debt securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We will file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration

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statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or Exchange Act (excluding any information furnished but not filed) prior to the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

•	our Current Reports on Form 8-K filed on January 28, 2013; February 27, 2013; February 28, 2013; May 1, 2013; and May 13, 2013.

The information in the above filings speaks only as of the respective dates thereof, or, where applicable, the dates identified therein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website (www.chemtura.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Chemtura Corporation

199 Benson Road

Middlebury, CT 06749

Attention: Investor Relations

(203) 573-2153

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus or in any of the materials that are incorporated into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it if you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus and the mailing of this prospectus shall not create an implication to the contrary.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors.”

Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of Chemtura Corporation (“Chemtura” or the “Company”) and its direct and indirect subsidiaries.

Our Business

We are a leading diversified global developer, manufacturer and marketer of performance-driven engineered specialty chemicals. Most of our products are sold to industrial manufacturing customers for use as additives, ingredients or intermediates that add value to their end products. Our agrochemical products are mainly sold through dealers and distributors to growers and others. Our pool, spa and household chemical products are sold through independent retailers, mass merchants and large retailers to consumers for in-home and outdoor use. Our operations are located in North America, Latin America, Europe and Asia. In addition, we have an important joint venture in the United States and smaller joint ventures in Europe. For the year ended December 31, 2012, our global net sales were $2.6 billion. As of March 31, 2013, our global total assets were $3 billion, including $228 million of assets related to our antioxidant and UV stabilizers business, which were held as assets of discontinued operations.

We are the successor to Crompton & Knowles Corporation, which was incorporated in Massachusetts in 1900 and engaged in the manufacture and sale of specialty chemicals beginning in 1954. Crompton & Knowles Corporation traces its roots to Crompton Loom Works, incorporated in the 1840s. We expanded our specialty chemical business through acquisitions in the United States and Europe, including the 1996 acquisition of Uniroyal Chemical Company, Inc., the 1999 merger with Witco Corporation and the 2005 acquisition of Great Lakes Chemical Company, Inc.

Our principal executive offices are located at 1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 19103 and at 199 Benson Road, Middlebury, Connecticut 06749. Our telephone number in Connecticut is (203) 573-2000. Our internet website address is www.chemtura.com. This website is not intended to be an active link and information on our website should not be construed to be part of this prospectus.

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RISK FACTORS

You should consider carefully all of the information set forth in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC that are incorporated by reference in this prospectus. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

	Quarter Ended March 31,	Year Ended December 31,
	2013	2012	2011	2010		2009		2008

Ratio of Earnings to Fixed Charges (a)	0.4x	3.3x	2.6x	(b	)	(b	)	(b	)

(a)	The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges by fixed charges. Computations in the ratio included:

•

pre-tax earnings (loss) from continuing operations consists of earning (loss) from continuing operations before income taxes less net earnings attributable to non-controlling interests and equity income.

•

fixed charges consists of interest expense (including amortization of debt issuance costs) and one-third of operating rent expense, which we believe is representative of the interest component of rent expense.

(b)	Earnings for the years ended December 31, 2010, 2009, and 2008 were insufficient to cover fixed charges by $570 million, $226 million and $919 million, respectively. As a result of such deficiencies, the ratios are not presented above.

EXPERTS

The consolidated financial statements and schedule of Chemtura Corporation and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein, and in the registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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LEGAL MATTERS

The validity of the debt securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by Chemtura Corporation, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing fees and expenses	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.
(2)	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Delaware

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that the directors of Chemtura shall not be personally liable to Chemtura or its stockholders for monetary damages for violations of their fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

Our amended and restated bylaws provide for indemnification of the officers and directors of Chemtura to the fullest extent permitted by the DGCL.

The forgoing is only a general summary of certain aspects of Delaware law and our organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of our amended and restated certificate of incorporation and bylaws.

In addition, the Chemtura’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.

The certificate of incorporation and bylaws of Bio-Lab, Inc. provides that the corporation shall indemnify all persons whom it may indemnify pursuant to the full extent permitted by Section 145 of the DGCL. The certificate of incorporation of HomeCare Labs, Inc. provides that the corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify each person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative of investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. The bylaws of HomeCare Labs, Inc., Great Lakes Chemical Corporation and Recreational Water Products, Inc. provide that the corporations will indemnify their acting and former directors, officers, employees, and agents and those persons who, at the request of the corporations, served or have served another corporations, partnership, joint venture, trust or other enterprise in one or more such capacities against any and all liabilities incurred in connection with their services in such capacities to the maximum extent permitted by the provisions of the DGCL and that the corporations shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, employee or agent of the corporations, or is or was serving at the request of the corporations as a director, officer, employee or agent of another corporations, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporations would have the power to indemnify him against such liability under the provisions of the bylaws.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of GLCC Laurel, LLC provides, to the fullest extent permitted under Delaware law, that the company may indemnify any member, manager, officer, employee or agent of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer, employee or agent of the company provided the indemnification is not prohibited by applicable law unless the conduct of the person to be indemnified (i) constitutes gross negligence, bad faith, reckless conduct, intentional misconduct or a knowing violation of law, (ii) is based on or attributable to the receipt by the person to be indemnified from the company of a personal benefit to which the person to be indemnified is not legally entitled or (iii) is based on or attributable to a breach of the limited liability company agreement.

Item 16. Exhibits.

Reference is made to the attached Exhibit Index.

Item 17. Undertakings.

(a) Each of the undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement or contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chemtura Corporation, a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on June 10, 2013.

CHEMTURA CORPORATION

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on June 10, 2013.

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Laurence M. Orton	Vice President and Corporate Controller (Principal Accounting Officer)

* Jeffrey D. Benjamin	Director

* Timothy J. Bernlohr	Lead Director

* Anna C. Catalano	Director

* Alan S. Cooper	Director

* James W. Crownover	Director

* Robert A. Dover	Director

* Jonathan F. Foster	Director

* John K. Wulff	Director

* By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bio-Lab, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on June 10, 2013.

BIO-LAB, INC.

By:	/s/ Arthur C. Fullerton
Arthur C. Fullerton
Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen C. Forsyth and Billie S. Flaherty, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on June 10, 2013.

Signature	Title

/s/ Craig A. Rogerson Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

/s/ Laurence M. Orton Laurence M. Orton	Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

/s/ Billie S. Flaherty Billie S. Flaherty	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Crompton Colors Incorporated, a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on June 10, 2013.

CROMPTON COLORS INCORPORATED

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
President

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen C. Forsyth and Billie S. Flaherty, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on June 10, 2013.

Signature	Title

/s/ Craig A. Rogerson Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

/s/ Laurence M. Orton Laurence M. Orton	Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

/s/ Billie S. Flaherty Billie S. Flaherty	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GLCC Laurel, LLC, a Delaware limited liability company, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on June 10, 2013.

GLCC LAUREL, LLC

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
Vice President

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen C. Forsyth and Billie S. Flaherty, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on June 10, 2013.

Signature	Title

/s/ Craig A. Rogerson Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

/s/ Laurence M. Orton Laurence M. Orton	Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Arthur C. Fullerton Arthur C. Fullerton	Member of the Management Committee

/s/ Felice Gray-Kemp Felice Gray-Kemp	Member of the Management Committee

/s/ Anne P. Noonan Anne P. Noonan	Member of the Management Committee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Great Lakes Chemical Corporation, a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on June 10, 2013.

GREAT LAKES CHEMICAL CORPORATION

By:	/s/ Arthur C. Fullerton
Arthur C. Fullerton
Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen C. Forsyth and Billie S. Flaherty, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on June 10, 2013.

Signature	Title

/s/ Craig A. Rogerson Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

/s/ Laurence M. Orton Laurence M. Orton	Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

/s/ Billie S. Flaherty Billie S. Flaherty	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Homecare Labs, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on June 10, 2013.

HOMECARE LABS, INC.

By:	/s/ Arthur C. Fullerton
Arthur C. Fullerton
Vice President

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen C. Forsyth and Billie S. Flaherty, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on June 10, 2013.

Signature	Title

/s/ Craig A. Rogerson Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

/s/ Laurence M. Orton Laurence M. Orton	Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

/s/ Billie S. Flaherty Billie S. Flaherty	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Recreational Water Products, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on June 10, 2013.

RECREATIONAL WATER PRODUCTS, INC.

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
President

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen C. Forsyth and Billie S. Flaherty and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on June 10, 2013.

Signature	Title

/s/ Craig A. Rogerson Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

/s/ Laurence M. Orton Laurence M. Orton	Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

/s/ Billie S. Flaherty Billie S. Flaherty	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1	Form of Indenture.

4.2*	Form of Debt Securities.

5.1	Opinion of Kirkland & Ellis LLP.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee.

*	To be filed, if necessary, by post-effective amendment to this registration statement or as an exhibit to documents incorporated by reference herein.